EXHIBIT 99.1

European Wax Center, Inc. Reports Record Fourth Quarter and Fiscal Year 2021 Results

Announces intent to launch whole business securitization and refinancing of existing senior secured credit facilities,

with portion of proceeds expected to fund one-time special dividend

Issues fiscal 2022 outlook, including total revenue growth in excess of long-term framework

Fourth Quarter 2021

•
System-wide sales of $201.9 million increased 51.2% from Q4 2020 and 23.2% from Q4 2019
•
Total revenue of $45.1 million increased 53.8% from Q4 2020 and 35.0% from Q4 2019
•
Same-store sales increased 13.6% from Q4 2019 and accelerated 300 basis points sequentially
•
GAAP net income of $4.4 million improved $8.9 million from Q4 2020 and $38.2 million from Q4 2019
•
Adjusted EBITDA of $15.2 million increased $9.5 million from Q4 2020 and $15.1 million from Q4 2019

Fiscal Year 2021

•
System-wide sales of $796.5 million increased 69.9% from fiscal 2020 and 15.9% from fiscal 2019
•
Total revenue of $178.7 million increased 72.8% from fiscal 2020 and 15.9% from fiscal 2019
•
Same-store sales increased 6.7% from fiscal 2019, with sequential acceleration each quarter of the year
•
GAAP net income of $4.0 million improved $25.5 million from fiscal 2020 and $28.4 million from fiscal 2019
•
Adjusted EBITDA of $64.1 million increased $44.1 million from fiscal 2020 and $30.1 million from fiscal 2019

Plano, TX, March 15, 2022 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 13 and 52 weeks ended December 25, 2021 compared to December 26, 2020. Due the impact of COVID-19 on fiscal 2020, results are also compared to the 13 and 52 weeks ended December 28, 2019.

David Berg, Chief Executive Officer of European Wax Center, Inc., stated: “The favorable momentum in our business continued in the fourth quarter, capping an excellent year of growth for European Wax Center with total revenue and profit that exceeded full year guidance even with labor-related headwinds as the Omicron variant surged. As the leader in out-of-home waxing, we attribute our ongoing strength to the power of our business model, the recurring nature of our services, and the agility of our network in successfully executing our strategy. The fourth quarter saw new center expansion, same-store sales acceleration, significant new guest acquisition and strong Wax Pass sales, all of which drove outperformance for the quarter and the year. We launched our new loyalty program, EWC Rewards, during the quarter and are pleased with its performance to date and potential to be a meaningful basket driver over time. We ended the year with our deepest new center pipeline in history, and I would like to thank all of our team members, franchisees and business partners for their dedication and contributions to our record performance.”

“We begin fiscal 2022 with continued momentum and are very pleased with our quarter to date trends. With the network’s continued rebound from a COVID-constrained early 2021, we expect first quarter same-store sales growth in the low 20s,” Mr. Berg continued. “Our priorities are focused on new center growth, capitalizing on our enhanced marketing and loyalty programs, increasing our pipeline of wax specialists and leveraging our industry-leading scale. In addition, we intend to optimize our capital structure for the benefit of all European Wax Center stakeholders. Overall, we remain excited about our business outlook and expect another year of strong growth and achievements toward our long-term goals.”

Results for the Fourth Quarter of Fiscal 2021, 2020 and 2019

(Dollars in $000’s)	Q4 2021	Q4 2020	Q4 2019	Percent Change 2021 vs 2020	Percent Change 2021 vs 2019
Total Revenue	$45,108	$29,321	$33,410	53.8%	35.0%
Net Income/(Loss)	$4,408	$(4,539)	$(33,839)	197.1%	113.0%
Adjusted Net Income/(Loss)	$8,461	$(3,830)	$(8,386)	320.9%	200.9%
Adjusted EBITDA	$15,249	$5,712	$105	167.0%	14,422.9%
System-Wide Sales	$201,927	$133,581	$163,938	51.2%	23.2%

•
The Company opened 20 net new centers during the quarter and ended fiscal 2021 with 853 centers, representing an increase of 7.2% since fiscal 2020 and 13.7% since fiscal 2019.
•
System-wide sales growth of 23.2% versus fiscal 2019 was primarily driven by increased spend by guests at existing centers and 103 net new center openings during the two-year period.
•
Same-store sales increased 40.7% and 13.6% versus the fourth quarters of fiscal 2020 and 2019, respectively.

Annual Results for Fiscal 2021, 2020 and 2019

(Dollars in $000’s)	2021	2020	2019	Percent Change 2021 vs 2020	Percent Change 2021 vs 2019
Total Revenue	$178,678	$103,407	$154,197	72.8%	15.9%
Net Income/(Loss)	$3,967	$(21,495)	$(24,396)	118.5%	116.3%
Adjusted Net Income/(Loss)	$29,705	$(17,857)	$2,923	266.3%	916.2%
Adjusted EBITDA	$64,125	$20,001	$34,005	220.6%	88.6%
System-Wide Sales	$796,507	$468,764	$687,402	69.9%	15.9%

•
The Company opened 57 net new centers during fiscal 2021.
•
System-wide sales growth of 15.9% versus fiscal 2019 was primarily driven by 103 net new center openings and increased spend by guests at existing centers.
•
Same-store sales increased 63.0% versus fiscal 2020 and 6.7% versus fiscal 2019.

Balance Sheet and Cash Flow

The Company ended the fourth quarter with $43.3 million in cash and cash equivalents, $180.0 million in borrowings outstanding under its term loan and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $41.3 million in fiscal 2021.

Whole Business Securitization

On March 15, 2022, the Company announced that certain of its subsidiaries intend to complete a refinancing of existing senior secured credit facilities with a new securitized financing facility of approximately $440 million, expected to be comprised of $400 million of senior fixed-rate term notes and $40 million of variable funding notes.

The proceeds of the senior fixed-rate term notes are expected to be used:

•
to repay all of the existing indebtedness under the senior secured credit facilities. As of December 25, 2021, the Company had an outstanding principal amount of term loans under its senior secured credit facilities of $180.0 million;
•
to pay the transaction costs associated with the securitized financing facility;
•
and to fund a one-time special dividend to stockholders.

The consummation of the offering is subject to market and other conditions and is anticipated to close in the second fiscal quarter of 2022. However, there can be no assurance that the Company will be able to successfully complete the refinancing transaction on the terms described or at all. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

Fiscal 2022 Outlook

Total Revenue	$198 million to $208 million
Adjusted Net Income	$35 million to $39 million
Adjusted EBITDA	$69 million to $72 million
New Center Openings, Net	70 to 72
System-Wide Sales	$870 million to $910 million
Same-Store Sales Growth	High Single Digits*

*As a result of COVID-19-related center closures during Q1 fiscal 2021, the Company expects Q1 fiscal 2022 same-store sales growth of low 20’s. Further, the Company expects fiscal 2022 year-over-year same-store sales growth to be at the high end of its long-term target of high single digits growth.

Fiscal 2022 guidance includes a 53rd week in the fourth quarter. The Company estimates its contribution to the top and bottom line will be worth approximately one half of an average fourth quarter week.

The Company's outlook assumes no meaningful change from today in consumer behavior driven by renewed concerns about the COVID-19 pandemic, no further impacts from incremental tightening in the labor market beyond what we see today, and no financial impact of the proposed whole business securitization.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss fourth quarter and fiscal year 2021 results today, March 15, 2022, at 5:00 p.m. ET/4:00 p.m. CT. Investors and analysts interested in participating in the conference call may dial (844) 644-2466. International callers may dial (918) 922-6900. A live webcast of the conference call will be available online at https://investors.waxcenter.com. A replay of the webcast will remain available on the website for 90 days. A replay of the conference call will be available until 8:00pm ET on March 22, 2022 and can be accessed by dialing (855) 859-2056 and entering conference ID number 2038129.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. European Wax Center, Inc. continues to revolutionize the waxing industry with their innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience. Delivering a 360-degree guest experience, they also offer a collection of proprietary products to help enhance and extend waxing results. Founded in 2004, European Wax Center, Inc. is headquartered in Plano, Texas. Its network includes 853 centers in 44 states as of December 25, 2021. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2022 and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2022 Outlook” and statements by European Wax Center’s executives, and statements regarding the planned whole business securitization, including the size and timing thereof, and expected proceeds therefrom, and regarding the planned one-time special dividend to stockholders, which is subject to the Board’s determination as well as contractual and legal restrictions. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic on the Company’s operations and financial performance; the impact of rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations, growth strategy and the planned one-time special dividend to stockholders, and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement filed on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com, including when available the Company’s Annual Report on Form 10-K for the year ended December 25, 2021.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, debt extinguishment costs and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share/unit and per share/unit amounts)

	December 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$43,301	$36,720
Accounts receivable, net	6,656	5,070
Inventory, net	19,423	10,280
Prepaid expenses and other current assets	5,927	4,574
Advances to related parties	—	689
Total current assets	75,307	57,333
Property and equipment, net	3,863	5,039
Intangible assets, net	201,995	213,267
Goodwill	328,551	328,551
Other non-current assets	3,723	2,710
Total assets	$613,439	$606,900
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS'/MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,155	$13,489
Long-term debt, current portion	5,625	2,428
Deferred revenue, current portion	3,004	2,351
Other current liabilities	182	181
Total current liabilities	31,966	18,449
Long-term debt, net	172,607	262,975
Tax receivable agreement liability	59,167	—
Deferred revenue, net of current portion	6,787	6,528
Other long-term liabilities	1,671	925
Total liabilities	272,198	288,877
Commitments and contingencies
Mezzanine equity:
Class A Founders’ Units (none and 8,309,193 Class A Founders’ Units authorized, issued and outstanding as of December 25, 2021 and December 26, 2020, respectively)	—	89,240
Class D Units (none and 2,500,000 Class D Units authorized, issued and outstanding as of December 25, 2021 and December 26, 2020, respectively; aggregate liquidation preference of $26,670 as of December 26, 2020)	—	24,909
Members’ equity:
Class A Units (none and 26,401,089 Class A Units authorized, issued and outstanding as of December 25, 2021 and December 26, 2020, respectively)	—	265,791
Class B Unit (none and 1 Class B Unit authorized, issued and outstanding as of December 25, 2021 and December 26, 2020, respectively)	—	—
Class C Units (none and 1,000 Class C Units authorized, issued and outstanding as of December 25, 2021 and December 26, 2020, respectively)	—	—
Members’ deficit:	—	(61,390)
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of December 25, 2021.)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 36,932,423 shares issued and outstanding as of December 25, 2021)	0	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 26,700,477 shares issued and outstanding as of December 25, 2021)	0	—
Additional paid-in capital	182,919	—
Accumulated deficit	(3,487)	—
Accumulated other comprehensive loss	(45)	(527)
Total stockholders' equity attributable to European Wax Center, Inc.	179,387	—
Noncontrolling interests	161,854	—
Total stockholders' equity/member's equity	341,241	318,023
Total liabilities, mezzanine equity and stockholders'/member's equity	$613,439	$606,900

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except unit and per unit amounts)

	For the Thirteen Weeks Ended			For the Years Ended
	December 25, 2021	December 26, 2020	December 28, 2019	December 25, 2021	December 26, 2020	December 28, 2019
REVENUE
Product sales	$24,988	$14,712	$18,337	$99,740	$56,977	$83,620
Royalty fees	10,827	7,536	7,427	43,648	25,674	36,737
Marketing fees	6,284	4,317	5,280	24,610	13,465	21,972
Other revenue	3,009	2,756	2,366	10,680	7,291	11,868
Total revenue	45,108	29,321	33,410	178,678	103,407	154,197
OPERATING EXPENSES
Cost of revenue	12,545	7,691	8,898	46,841	35,508	40,898
Selling, general and administrative	16,144	12,981	21,943	61,812	38,997	64,967
Advertising	5,223	2,602	5,283	24,990	11,495	21,132
Depreciation and amortization	5,074	4,570	4,257	20,333	19,582	15,534
Loss on disposal of assets and non-cancellable contracts	—	1,044	4,451	335	1,044	4,451
Impairment of internally developed software	—	—	18,183	—	—	18,183
Gain on sale of centers	—	—	—	—	—	(2,120)
Total operating expenses	38,986	28,888	63,015	154,311	106,626	163,045
Income (loss) from operations	6,122	433	(29,605)	24,367	(3,219)	(8,848)
Interest expense	1,600	4,972	4,234	20,286	18,276	15,548
Income (loss) before income taxes	4,522	(4,539)	(33,839)	4,081	(21,495)	(24,396)
Income tax expense	114	—	—	114	—	—
NET INCOME (LOSS)	$4,408	$(4,539)	$(33,839)	$3,967	$(21,495)	$(24,396)
Less: net income (loss) attributable to EWC Ventures, LLC prior to the Reorganization Transactions	—	(4,539)	(33,839)	10,327	(21,495)	(24,396)
Less: net income (loss) attributable to noncontrolling interests	2,292	—	—	(2,945)	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$2,116	$—	$—	$(3,415)	$—	$—

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	For the Years Ended
	December 25, 2021	December 26, 2020	December 28, 2019
Cash flows from operating activities:
Net income (loss)	$3,967	$(21,495)	$(24,396)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,333	19,582	15,534
Amortization of deferred financing costs	1,044	1,284	1,138
Loss on debt extinguishment	6,313	—	—
Loss on noncancellable contracts	—	1,085	2,532
Impairment of internally developed software	—	—	18,183
Loss on write-down of obsolete inventory	317	6,656	552
Provision for bad debts	616	—	—
Loss (gain) on disposal of property and equipment	335	(41)	1,920
Gain on sale of centers	—	—	(2,120)
Remeasurement of tax receivable agreement liability	195	—	—
Equity compensation	11,135	2,052	1,570
Changes in assets and liabilities:
Accounts receivable	(2,185)	1,721	1,096
Inventory	(9,460)	5,101	(5,355)
Prepaid expenses and other assets	(1,916)	(2,124)	(435)
Accounts payable and accrued liabilities	8,707	(10,499)	2,076
Deferred revenue	912	(666)	1,250
Other long-term liabilities	1,033	(1,259)	1,156
Net cash provided by operating activities	41,346	1,397	14,701
Cash flows from investing activities:
Purchases of property and equipment	(559)	(2,158)	(9,343)
Reacquisition of area representative rights	(7,644)	(34,685)	(33,189)
Cash received for sale of centers	—	—	1,838
Net cash used in investing activities	(8,203)	(36,843)	(40,694)
Cash flows from financing activities:
Proceeds on line of credit	—	27,000	—
Payments on line of credit	(30,000)	—	(3,500)
Proceeds on long-term debt	179,370	15,000	40,000
Principal payments on long-term debt	(240,553)	(2,397)	(2,050)
Deferred loan costs	(1,294)	(763)	(638)
Payments of debt extinguishment costs	(2,446)	—	—
Distributions to EWC Ventures LLC members	(5,270)	(1,847)	(5,194)
Contributions from EWC Ventures LLC members	—	24,909	—
Proceeds from public offerings of Class A common stock, net of underwriting discounts and offering expenses	212,941	—	—
Repurchase of Class A Units	(942)	—	—
Repurchase of Class B common stock and EWC Ventures common units	(138,368)	—	—
Advances to related parties, net	—	—	(811)
Net cash (used in) provided by financing activities	(26,562)	61,902	27,807
Net increase in cash	6,581	26,456	1,814
Cash, beginning of period	36,720	10,264	8,450
Cash, end of period	$43,301	$36,720	$10,264
Supplemental cash flow information:
Cash paid for interest	$11,763	$16,469	$17,342
Cash paid for income taxes	$10	$—	$—
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$89	$33	$148
Reacquired rights purchased included in accounts payable and accrued liabilities	$—	$—	$2,183
Non-cash financing activities:
Non-cash equity distributions	$689	$122	$—
Public offering expenses in accounts payable and accrued liabilities	$870	$—	$—

Reconciliation of GAAP net income (loss) to Adjusted net income (loss):

	For the Thirteen Weeks Ended			For the Years Ended
	December 25, 2021	December 26, 2020	December 28, 2019	December 25, 2021	December 26, 2020	December 28, 2019
(in thousands)
Net income (loss)	$4,408	$(4,539)	$(33,839)	$3,967	$(21,495)	$(24,396)
Impairment of internally developed software(1)	—	—	18,183	—	—	18,183
Exit costs - lease abandonment(2)	—	—	778	—	159	778
Corporate headquarter relocation(3)	—	—	4,835	—	671	6,097
Share-based compensation(4)	3,183	403	966	11,135	2,052	1,570
IPO-related costs(5)	274	79	—	4,971	179	—
IPO-related compensation expense(6)	—	227	—	2,343	—	—
Other compensation-related costs(7)	—	—	691	380	577	691
Other (8)	596	—	—	596	—	—
Debt extinguishment costs (9)	—	—	—	6,313	—	—
Adjusted net income (loss)	$8,461	$(3,830)	$(8,386)	$29,705	$(17,857)	$2,923

(1) Represents costs related to the Company’s abandonment of an internally developed point-of-sale software system.
(2) Represents exit costs related to abandoned leases resulting from our corporate headquarters relocation.
(3) Represents costs related to employee relocation, severance and moving fees resulting from our corporate headquarter relocation.
(4) Represents non-cash equity-based compensation expense.
(5) Represents legal, accounting and other costs incurred in preparation for initial public offering.
(6) Represents cash-based compensation expense recorded in connection with the initial public offering.
(7) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team.
(8) Represents non-core operating expenses identified by management. For fourth quarter and fiscal year 2021, these costs relate to the settlement of a legal matter and remeasurement of our tax receivable agreement liability.

(9) Represents costs related to the extinguishment of the Company’s previous term loan and revolving credit facility.

Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA:

	For the Thirteen Weeks Ended			For the Years Ended
	December 25, 2021	December 26, 2020	December 28, 2019	December 25, 2021	December 26, 2020	December 28, 2019
(in thousands)
Net income (loss)	$4,408	$(4,539)	$(33,839)	$3,967	$(21,495)	$(24,396)
Interest expense	1,600	4,972	4,234	20,286	18,276	15,548
Provision for income taxes	114	—	—	114	—	—
Depreciation	322	444	491	1,490	1,649	2,198
Amortization	4,752	4,126	3,766	18,843	17,933	13,336
EBITDA	$11,196	$5,003	$(25,348)	$44,700	$16,363	$6,686
Impairment of internally developed software(1)	$—	$—	$18,183	$—	$—	$18,183
Exit costs - lease abandonment(2)	—	—	778	—	159	778
Corporate headquarter relocation(3)	—	—	4,835	—	671	6,097
Share-based compensation(4)	3,183	403	966	11,135	2,052	1,570
IPO-related costs(5)	274	79	—	4,971	179	—
IPO-related compensation expense(6)	—	227	—	2,343	—	—
Other compensation-related costs(7)	—	—	691	380	577	691
Other (8)	596	—	—	596	—	—
Adjusted EBITDA	$15,249	$5,712	$105	$64,125	$20,001	$34,005
Adjusted EBITDA margin	33.8%	19.5%	0.3%	35.9%	19.3%	22.1%

(1) Represents costs related to the Company’s abandonment of an internally developed point-of-sale software system.
(2) Represents exit costs related to abandoned leases resulting from our corporate headquarters relocation.
(3) Represents costs related to employee relocation, severance and moving fees resulting from our corporate headquarter relocation.
(4) Represents non-cash equity-based compensation expense.
(5) Represents legal, accounting and other costs incurred in preparation for initial public offering.
(6) Represents cash-based compensation expense recorded in connection with the initial public offering.
(7) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team.
(8) Represents non-core operating expenses identified by management. For fourth quarter and fiscal year 2021, these costs relate to the settlement of a legal matter and remeasurement of our tax receivable agreement liability.

Investor Contact

Amir Yeganehjoo

Amir.Yeganehjoo@myewc.com

469-217-7486

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884